EXHIBIT 99.3

TRUSONIC, INC.

Financial Statements
and
Accountant’s Review Report
June 30, 2007

TRUSONIC, INC.
Table of Contents

Page
Accountant’s Review Report	1

Reviewed Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statement of Changes in Stockholders’ Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-13

ACCOUNTANT’S REVIEW REPORT

Board of Directors
Trusonic, Inc.
La Jolla, California

We have reviewed the balance sheet of Trusonic, Inc. as of June 30, 2007, and the related statements of operations, changes in stockholders' deficit, and cash flows for the six-month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Trusonic, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ BOROS & FARRINGTON, APC
BOROS & FARRINGTON, APC
San Diego, California
December 14, 2007

TRUSONIC, INC.
Balance Sheets

	June 30, 2007	December 31, 2006
Assets

Current assets
Cash and equivalents	$310,459	$342,266
Accounts receivable, net of provision for doubtful accounts of $86,221 and $46,417, respectively	596,288	598,751
Note receivable	13,465	12,588
Inventories, net of reserve of $31,925 and $31,925, respectively	285,787	219,677
Deferred cost	467,822	415,900
Prepaid expenses and other	39,731	200,503
Total current assets	1,713,552	1,789,685

Long-term assets
Deferred cost	224,580	138,330
Property and equipment, net	309,083	243,729
Other assets	22,627	24,126
Total long-term assets	556,290	406,185
Total Assets	$2,269,842	$2,195,870

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$397,999	$410,165
Accrued expenses	1,578,579	1,038,760
Deferred revenue	565,221	505,349
Current portion of long-term debt	84,999	48,560
Total current liabilities	2,626,798	2,002,834

Long-term liabilities
Deferred revenue	263,323	157,077
Other accrued expenses due after one year	282,653	281,881
Long-term debt, less current portion	-	60,113
Total long-term liabilities	545,976	499,071
Total liabilities	3,172,774	2,501,905

Commitments and contingencies

Stockholders’ deficit
Preferred stock, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.00001 par value, 9,000,000 shares authorized; 2,536,270 issued and outstanding	1,010,992	1,010,992
Additional paid-in capital	104,454	71,999
Accumulated deficit	(2,018,378)	(1,389,026)
Total stockholders’ deficit	(902,932)	(306,035)
Total liabilities and stockholders’ deficit	$2,269,842	$2,195,870

See accompanying notes to reviewed financial statements.

TRUSONIC, INC.
Statements of Operations
Six Months Ended June 30, 2007 and 2006

	June 30, 2007	June 30, 2006

Revenue	$2,041,596	$1,247,068
Cost of revenue	1,085,268	565,687
Gross profit	956,328	681,381

Operating expenses
Selling and marketing expenses (including $16,796 and $10,203 of stock based compensation, respectively)	379,668	283,576
General and administrative expenses (including $15,659 and $4,208 of stock based compensation, respectively)	1,215,295	658,479
Total operating expenses	1,594,963	942,055

Loss from operations	(638,635)	(260,674)

Other income (expenses)
Interest income	15,915	9,650
Interest expense	(5,235)	(30,892)
Total other income (expense)	10,680	(21,242)

Loss before provision for income taxes	(627,955)	(281,926)
Income tax provision	(1,397)	(793)

Net loss	$(629,352)	$(282,709)

Loss per share
Basic and diluted	$(0.25)	$(0.11)

Weighted average shares outstanding
Basic and diluted	2,536,270	2,521,099

See accompanying notes to reviewed financial statements.

TRUSONIC, INC.
Statement of Changes in Stockholders' Deficit
Six Months Ended June 30, 2007

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2007	2,536,270	$1,010,992	$71,999	$(1,389,026)	$(306,035)

Stock-based compensation	-	-	32,455	-	32,455

Net loss	-	-	-	(629,352)	(629,352)

Balance, June 30, 2007	2,536,270	$1,010,992	$104,454	$(2,018,378)	$(902,932)

See accompanying notes to reviewed financial statements.

TRUSONIC, INC.
Statement of Cash Flows
Six Months Ended June 30, 2007

2007
Cash flows from operating activities
Net loss	$(629,352)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	45,809
Fair value of common stock options granted	32,455
Increase (decrease) in cash from changes in assets and liabilities:
Accounts and note receivable	1,586
Inventories, net	(66,110)
Prepaid expenses and other	162,272
Accounts payable	(12,166)
Accrued expenses	540,589
Deferred cost	(138,172)
Deferred revenue	166,118
Net cash provided by operating activities	103,029

Cash flows from investing activities
Purchases of property and equipment	(111,163)
Net cash used in investing activities	(111,163)

Cash flows from financing activities
Repayment of long-term debt	(23,674)
Net cash used in financing activities	(23,674)

Net (decrease) increase in cash and equivalents	(31,808)
Cash and equivalents, beginning of period	342,267
Cash and equivalents, end of period	$310,459

Supplemental disclosure of cash flow information
Interest paid	$5,235
Income taxes paid	$1,397

See accompanying notes to reviewed financial statements.

TRUSONIC, INC.
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Trusonic, Inc. (“Trusonic” or "the Company") is a Delaware corporation formed on November 24, 2003. On December 19, 2003, Trusonic commenced operation upon the purchase of certain assets of MP3.com, a division of Vivendi, a French Media conglomerate.  The Company provides digital background music and messaging services to thousands of subscribers on three continents via the Internet. Trusonic offers an extensive library of acquired music licenses which can be assembled into play lists that may be downloaded from the Company’s website to be played at subscribers’ premises.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

Concentration of Credit Risk

The Company maintains cash balances with a bank that may from time to time exceed the federally insured limit.  Management performs periodic evaluations of the relative credit standing of the bank.  The Company has not sustained any credit losses relating to these cash balances.

Concentrations of credit risk with respect to trade accounts receivable are limited as the Company sells its products to subscribers in diversified industries on three continents. There are no direct subscribers whose business exceeds 10% of revenue. The Company does not require collateral from its subscribers but performs ongoing credit evaluations of its subscribers’ financial conditions and maintains allowances for potential credit losses. Actual losses have been within management’s expectations and estimates.

Accounts Receivable

The Company’s accounts receivable are recorded at the invoiced amount and include interest which is applied to subscribers’ unpaid invoices 15 days after the due date.  The Company evaluates each open invoice on a monthly basis to determine whether an allowance for doubtful accounts is required. As of June 30, 2007, the allowance for doubtful accounts was $86,221.  As of December 31, 2006, the allowance for doubtful accounts was $46,417.  When determining that an invoice may be potentially uncollectible, the Company considers the subscribers’ credit-worthiness and payment history and may utilize the services of a collection agency to pursue collection.  If determined that the doubtful debt provision should be increased based upon the review, a current period charge is applied to the income statement.

Inventories

Inventories consist primarily of electronic equipment and are valued at the lower of cost or market.  Cost is determined on the average cost basis. In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 157 “Fair Value Measurements,” the Company reviews its inventory monthly and assesses the adequacy of its inventory provision against market price, shrinkage and inventory aging.

TRUSONIC, INC.
Notes to Financial Statements

Property and Equipment

Assets are stated at cost net of accumulated depreciation.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are five years for all asset categories other than purchased software which is depreciated over three years.

Impairment of Long-lived Assets

In accordance with Statement of Financial Accounting Standards Board (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Revenue Recognition

In accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” SAB No. 104, “Revenue Recognition” and Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables;”  revenue is recognized when an arrangement exists, prices are determinable, collectibility is reasonably assured, and the goods or services have been delivered.  Revenues from music and other business services are recognized during the period the service is provided based upon the contract terms.  As part of its arrangements for music services, the Company provides subscribers with equipment that is integral and essential to the related services.  This equipment may be leased or sold to subscribers.  Revenues from leasing arrangements are recognized over the term of the leases.  Revenues from MBOX equipment sales are deferred and recognized over the greater of the subscribers’ initial contract terms or estimated relationship lives. The Company may invoice certain subscribers in advance for contracted music and other business services.  Amounts received in advance of the service period are deferred and recognized as revenue in the period services are provided.

Deferred Revenue and Deferred Costs

According to the Company’s revenue recognition policies, revenue and costs to be recognized in subsequent periods are held in these deferred accounts and comprise revenue and cost, respectively, associated with the sale and purchase cost of MBOX devices, along with amounts for service revenue received in advance of the service being performed.

Selling and Marketing

Selling and marketing costs are expensed as incurred, and include advertising, trade shows, travel and entertainment, sales commissions and related employee compensation including employee benefits, employer taxes and stock option expense.

Income Taxes

Income taxes are based on pretax financial accounting income (loss).  Deferred tax liabilities and assets are principally recognized for the expected future tax consequences of temporary differences between the financial statements and tax bases of assets and liabilities at the applicable enacted rates.  At June 30, 2007 the Company had a net operating loss carryforward for federal and state of $1,808,000 which expires through 2021.  A valuation allowance has been established to offset the recognition of any deferred tax assets due to the uncertainty of future realization.  The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

TRUSONIC, INC.
Notes to Financial Statements

Stock-Based Compensation

The Company has a stock option plan, which is described more fully in Note 6.  The Company has adopted the provisions of Statement of Financial Accounting Standards Board (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)).  SFAS No. 123(R) requires employee equity awards to be accounted for under the fair value method.  Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share.”  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  Outstanding stock options as of June 30, 2007 and June 30, 2006, have been excluded from the above calculations as they would be anti-dilutive.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48).  The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.”  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.  The Company is assessing the impacts of the adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”).  The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value, and enhance disclosures about fair value measurements.  The measurement and disclosure requirements are effective for the company beginning in the first quarter of fiscal year 2008.  The Company has evaluated the stated amounts of its assets and has established reserves to reflect the fair values on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”).  SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  SFAS No. 159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted.  The Company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

TRUSONIC, INC.
Notes to Financial Statements

2.	COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

	June 30, 2007	December 31, 2006

Accounts receivable
Accounts receivable	$682,509	$645,168
Allowance for doubtful accounts	(86,221)	(46,417)
	$596,288	$598,751

Inventories
Inventory of MBOX devices	$317,712	$251,602
Reserve	(31,925)	(31,925)
	$285,787	$219,677

Property
Operating equipment	$345,892	$240,898
Office furniture and equipment	178,916	172,747
Purchased software	15,522	15,522
Leasehold improvements	29,089	29,089
	569,419	458,256
Less accumulated depreciation	(260,336)	(214,527)
	$309,083	$243,729

Other accrued expenses
Accrued compensation and benefits	$70,495	$80,226
Accrued expenses	1,488,771	945,068
Other	19,313	13,466
	$1,578,579	$1,038,760

3.	BANK LINE OF CREDIT

The Company has a revolving bank line of credit agreement which provides for borrowings of up to $250,000.  Borrowings under the line bear interest at prime plus 1.5% per annum, are collateralized by substantially all assets of the Company, and are guaranteed by certain officers and stockholders of the Company.  No borrowings were outstanding at June 30, 2007 or December 31, 2006.

4.	LONG-TERM DEBT

The Company has a note payable to a bank that bears interest at prime plus 1.5% per annum, is collateralized by substantially all assets of the Company, and is guaranteed by certain officers and stockholders of the Company.  $84,999 was outstanding on the loan on June 30, 2007; and $108,673 was outstanding on December 31, 2006. The loan expires in April 2009 and is payable in monthly installments of approximately $4,750.Maturities of long-term debt are as follows:

Year ending December 31:
2007	$48,560
2008	53,511
2009	6,602
$108,673

TRUSONIC, INC.
Notes to Financial Statements

5.	INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, "Accounting for Income Taxes”, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision for the six months ended June 30, 2007 were as follow:

Six months ended June 30, 2007

Current	$1,397
Deferred	-
$1,397

Income tax expense (benefit) for the six months ended June 30, 2007 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

Six months ended June 30, 2007

Computed tax benefit	$(213,505)
Non-deductible items	1,418
Change in valuation allowance	248,753
Return to provision	-
State and local income taxes, net of tax benefit	(35,269)
$1,397

Significant components of the Company's deferred tax assets and liabilities for federal income taxes at June 30, 2007 and December 31, 2006 consisted of the following:

	Six months ended June 30, 2007	Year ended December 31, 2006

Deferred tax assets
Net operating loss carryforward	$774,201	$564,246
Deferred revenue	354,948	283,783
Allowance for bad debts	36,937	19,885
Inventory reserves	13,678	-
Accrued vacation	12,028	12,028
Equity compensation	35,916	22,014
UNICAP	4,077	3,134
Valuation allowance	(869,860)	(621,107)
Total deferred tax assets	361,925	283,983
Deferred tax liabilities
Deferred costs	(296,625)	(237,432)
State tax	(65,300)	(46,551)
Total deferred tax liabilities	(361,925)	(283,983)
Net Deferred tax assets/liabilities	$-	$-

As of June 30, 2007, the valuation allowance for deferred tax assets totaled $869,860. For the six month period ended June 30, 2007, the net change in the valuation allowance was an increase of $248,753.

As of June 30, 2007 and December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $1,808,000 and $1,317,000, respectively.  The net operating loss carryforwards expire through 2027.  The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been predominantly offset by a valuation allowance.  The Company maintains a valuation allowance to reduce certain deferred tax assets to amounts that are, in management’s estimations, more likely than not to be realized.

TRUSONIC, INC.
Notes to Financial Statements

6.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases facilities under a non-cancelable operating lease which expires in April 2010.  Under this lease, the Company pays taxes, insurance, and maintenance expenses.  Future minimum lease commitments under the long-term non-cancelable operating lease are as follows:

Year ending December 31:
2007	$59,830
2008	59,828
2009	62,720
2010	21,228
$203,606

Broadcast Music, Inc. (“BMI”) Agreement

The Company’s play lists include works by artists represented by Broadcast Music, Inc. (“BMI”).  The industry-wide agreement between business music providers and BMI expired in December 1993.  BMI has been pursuing a rate court proceeding in Federal Court in New York wherein BMI contends that 1993 fee levels understate reasonable fee levels by as much as 100%. In 2006, the Company was audited by BMI and in July 2007 the Company entered into a revised agreement with BMI covering the periods from July 1, 2004 to June 30, 2009.  No additional royalties were due for periods before July 1, 2004, however, it was determined that additional royalties were due for periods since that date which have been accrued and are reflected through the respective periods.  The Company has agreed with BMI to pay these additional royalties over a two year period.  The liability under the two year payment plan is as follows:

Year ending December 31:
2007	$60,000
2008	210,000
2009	162,654
$432,654

American Society of Composers, Authors and Publishers (“ASCAP”) Agreement

The Company’s play lists include works by artists represented by the American Society of Composers, Authors and Publishers (“ASCAP”).  The industry-wide agreement between business music providers and ASCAP expired in May 1999.  On January 29, 2003, ASCAP made an application to the federal rate court in New York to seek a court determined reasonable rate increase. The Company cannot predict what the terms of the new ASCAP agreement with business music providers will be or when agreement will be reached, although ASCAP has indicated that they are seeking royalty rate increases and a retroactive royalty rate increase.

The Company has been operating under an interim agreement pursuant to which it pays royalties at the 1999 rates.  During August 2006 ASCAP performed an audit of royalty fees paid and informed the Company that additional fees and finance charges were due for the period from February 1, 2003 through June 30, 2006.  The Company is in disagreement with ASCAP on this matter and contends it is not liable for any fees or finance charges relating to a number of their assertions including the period prior to December 19, 2003 (the date Trusonic purchased the assets from MP3.com and commenced operations) and definitions of certain categories of subscribers as contained in the interim agreement.  As of June 30, 2007 and December 31, 2006, the Company has accrued for the settlement of the audit findings according to the terms of the existing contract, and continues to accrue for royalty fees on a monthly basis according to the existing contract terms.

TRUSONIC, INC.
Notes to Financial Statements

Digital Millennium Copyright Act

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings.  Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings.  The Company reproduces and distributes sound recordings pursuant to licenses secured directly from artists and record companies.  Accordingly, the Company need not rely upon the statutory license terms and fees set forth in the Digital Millennium Copyright Act.

Litigation

The Company has been named in two lawsuits alleging the infringement of patents.  During the six months ended June 30, 2007, the Company has accrued for the estimated costs of defending one of these lawsuits. Although it is not possible to determine the final outcome of these matters, the Company believes that any liability will not have a material adverse effect on its operations or financial position. The other lawsuit was settled in October 2007.

7.	STOCKHOLDERS’ EQUITY

Stockholder Agreements

The Company has agreements with its stockholders relating to its issued and outstanding common stock.  Under these agreements, the Company has the right of first refusal to repurchase its shares in the event of a proposed sale or transfer under the same terms and conditions.  If the Company does not exercise its right of first refusal, the remaining stockholders shall have the option to purchase the shares under the same terms and conditions on a pro rata basis.  Certain transfers are permitted as described in the agreements.  The agreements terminate in the event of certain circumstances including a two thirds vote of stockholders; dissolution, bankruptcy, or insolvency; or expiration of a lock-up period following a public offering with gross proceeds in excess of $10 million dollars.

2003 Stock Option Plan

The Company's Board of Directors and stockholders approved a stock option plan (the "2003 Plan") to attract and retain competent personnel and to provide to participating officers, directors and employees long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company.  The 2003 Plan provides for both incentive stock options specifically tailored to the provisions of the Internal Revenue Code and for options not qualifying as incentive stock options.  Employees of the Company, including officers and directors, were eligible to receive options granted under the 2003 Plan.  There are 500,000 shares reserved for the issuance of stock options.  Options vest at a minimum of 20% per year and expire not more than 10 years after the grant date.  The Board had full authority to award options under the 2003 Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the 2003 Plan.

During the six months ended June 30, 2007, there were no grants or forfeitures of stock options.  The weighted average remaining contractual life of the options outstanding at June 30, 2007, is 7.0 years.

TRUSONIC, INC.
Notes to Financial Statements

The following summarizes stock option activity:

	Weighted Average Price	Underlying Shares
Balance, January 1, 2007	$0.74	214,000
Options granted	-	-
Options forfeited	-	-
Balance, June 30, 2007	$0.74	214,000

Options exercisable at June 30, 2007	$0.67	127,354

Weighted average remaining contractual life of options outstanding at June 30, 2007 (years)		7.0

The following summarizes information about options outstanding at June 30, 2007:

	Outstanding Options			Exercisable Options
Exercise Price	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.50	130,000	6.6	$0.50	89,356	$0.50
$0.90	40,000	7.3	$0.90	21,533	$0.90
$1.20	29,000	7.7	$1.20	13,564	$1.20
$1.55	15,000	8.7	$1.55	2,901	$1.55
Total	214,000	7.0	$0.74	127,354	$0.67

Stock-Based Compensation

Stock-based compensation relating to stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following range of assumptions for the six months ended June 30, 2007.  Stock option expense for the six months ended June 30, 2007 was $32,455.

Estimated values	$1.55 - $1.55
Risk free interest rate	4.59% - 5.03%
Dividend yield	0.00%
Volatility	25%
Expected life	5 years